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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pinnacle Financial Partners, Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-49564, 333-68756, 333-114799 and 333-124199 on Form S-8, No. 333-76902 on
Form S-3 and No. 333-129076 on Form S-4 of Pinnacle Financial Partners, Inc. of our reports dated February 22, 2006, with respect to the consolidated balance sheets of Pinnacle Financial Partners, Inc. as of December 31, 2005 and 2004, the related consolidated statements of income, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Pinnacle Financial Partners, Inc.

/s/ KPMG LLP

Nashville, Tennessee
February 22, 2006